UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) - October 16, 1997


                             FIRST TEAM SPORTS, INC.
             (Exact name of registrant as specified in its charter)


    Minnesota                         0-16442                     41-1545748
(State or other Jurisdiction      (Commission File              (IRS Employer
  of incorporation)                   Number)                Identification No.)


                               120l Lund Boulevard
                                 Anoka, MN 55303
              (Address of principal executive offices and zip code)


                                 (612) 576-3500
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant.

     Effective October 16, 1997, Ernst & Young LLP ("Ernst & Young") was engaged as the independent public accountants for First Team Sports, Inc. (the "Company").

     During the Company's two most recent fiscal years and the subsequent interim period through October 16, 1997, neither the Company (nor anyone on its behalf) consulted Ernst & Young regarding (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, in connection with which any written report or oral advice was provided by Ernst & Young to the Company which was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Regulation S-K Item 304(a)(1)).

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

     (a) Financial statements.

         None.

     (b) Pro forma financial information.

         None.

     (c) Exhibits. The following exhibits are included with this report:

         None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


DATED:  October 20, 1997           FIRST TEAM SPORTS, INC.



                                   By: /s/ Robert L. Lenius, Jr.
                                     Robert L. Lenius, Jr., Vice President and
                                     Chief Financial Officer